                                      AGREEMENT

    This Agreement is entered into by and among David Heerensperger, Richard Takata and Myron E. Kirkpatrick (collectively "the individual insureds"), Eagle Hardware & Garden, Inc., a Washington corporation ("Eagle"), and National Union Fire Insurance Company of Pittsburgh, PA, a New York corporation ("National Union").

    WHEREAS, National Union issued Directors and Officers Insurance and Company Reimbursement Policy No. 440-06-85 ("the Policy") to Eagle, which policy provided certain coverage with respect to claims made against officers and directors of Eagle, including the individual insureds;

    WHEREAS, certain actions were filed in the United States District Court for the Western District of Washington, naming Eagle and the individual insureds as defendants, and were consolidated under the style IN RE EAGLE HARDWARE SECURITIES LITIGATION (collectively "the Federal Lawsuits");

    WHEREAS, certain actions were filed in the Superior Court of Washington for King County, naming Eagle and the individual insureds as defendants (collectively "the State Lawsuits");

    WHEREAS, the Board of Directors of Eagle adopted one or more resolutions indemnifying the individual insureds against claims asserted in the Federal Lawsuits and the State Lawsuits;

    WHEREAS, Eagle and the individual insureds made written demands upon National Union that it provide coverage under the Policy of claims asserted in the Federal Lawsuits and the State Lawsuits, and National Union reserved all rights under the

Policy, and certain disputes arose between Eagle and the individual insureds, on the one hand, and National Union, on the other, with respect to the nature and extent of National Union's coverage obligations under the Policy; and

    WHEREAS, it is the desire of all parties hereto to resolve all disputes between them relating to the Policy and the Federal and State Lawsuits, and to terminate all rights and obligations under the Policy;

    NOW, THEREFORE, for and in consideration of the covenants, agreements and releases contained herein, the parties hereto agree as follows:

    1. On or before June 7, 1995, National Union shall pay to Eagle the amount of two million, six hundred seventy-five thousand dollars ($2,675,000) by check payable to Eagle.

    2. Upon Eagle's receipt of the payment described in paragraph no. 1, the individual insureds and Eagle, on its own behalf and on behalf of its subsidiaries, parents, affiliates, shareholders, directors, officers, agents, employees and successors (collectively "the Eagle Parties"), release and forever discharge National Union, its parents, subsidiaries, affiliates, shareholders, directors, officers, agents, employees, attorneys and successors (collectively "the National Union Parties") from any and all claims, liabilities, actions or causes of action which the Eagle Parties and/or the individual insureds have or may have against the National Union Parties under or with respect to the Policy, whether presently known or unknown, vested or contingent, suspected, accrued or yet to accrue, including,


                                         -2-

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without limitation, any and all claims arising from or relating to the Federal
Lawsuits and the State Lawsuits.

    3. Eagle agrees to indemnify and hold the National Union Parties harmless from and against any and all claims, liabilities, actions or causes of action by or for any person or entity, under or with respect to the Policy, whether presently known or unknown, vested or contingent, suspected, accrued or yet to accrue, including, without limitation, any and all claims arising from or relating to the Federal Lawsuits and the State Lawsuits.

    4. The persons signing this Agreement represent and warrant that they are duly authorized to execute and enter into this Agreement on behalf of the parties in whose name they sign.

    5. Eagle and the individual insureds represent and warrant that they have not assigned, conveyed or in any way encumbered any of their rights, claims or causes of action under or with respect to the Policy and that they have full legal authority to enter into the release set forth in this Agreement.

    6. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and may not be amended, terminated or modified except by writing, signed by all of the parties hereto.



DATE:  6/6/95                          /s/ James F.  [illegible]
    ----------                         --------------------------------------
                                       National Union Fire Insurance
                                       Company of Pittsburgh, PA



DATE:                                  /s/ Richard T. Takata
    ----------                         --------------------------------------
                                       Eagle Hardware & Garden, Inc.



DATE:                                  /s/ David J. Heerensperger
    ----------                         --------------------------------------
                                       David Heerensperger



DATE:                                  /s/ Richard T. Takata
    ----------                         --------------------------------------
                                       Richard Takata



DATE:  6/2/95                          /s/ Myron E. Kirkpatrick
    ----------                         --------------------------------------
                                       Myron E. Kirkpatrick
                                         -3-